Exhibit 24(b)(8.16)

Third Amendment

to the

Services Agreement

            WHEREAS, ING Financial Advisers, LLC (formerly Aetna Investment Services, Inc.) (“ING Financial’), ING Life Insurance and Annuity Company (formerly Aetna Life Insurance and Annuity Company) (“ING Life” and together with ING Financial, “ING”), and DWS Scudder Investments Service Company (formerly Scudder Investments Service Company and Bankers Trust Company) (“Transfer Agent”), acting as agent for the registered open-end management companies listed on Schedule A hereto (each a “Fund” or collectively the “Funds”), have entered into a Services Agreement dated March 7, 2000, as amended July 1, 2000, and August 1, 2005;

            WHEREAS, as of February 6, 2006, all Funds were rebranded DWS Funds and Transfer Agent changed its name to DWS Scudder Investment Service Company;

            WHEREAS, the parties have agreed to update the list of Funds appearing on Schedule A to the Agreement to update the list of Funds to reflect, among other things, the change in names of the Funds; and

            WHEREAS, the parties have agreed to amend Schedule C to the Agreement setting forth those fees paid to ING by Transfer Agent concerning the Funds for administrative services, to reflect, among other things, the correct applicable fee rate for the DWS Equity 500 Index Fund (formerly Scudder Equity 500 Index Fund).

            NOW THEREFORE, in consideration of the above, the parties agree:

1.      That Schedule A to the Agreement, as amended, is hereby deleted and replaced with the new Schedule A attached hereto which reflects, among other things, the name changes of the Funds.

2.      That Schedule C to the Agreement, as amended, is hereby deleted and replaced with the new Schedule C attached hereto to reflect, among other things, the new Fund names and the corrected administrative fee for the DWS Equity 500 Index Fund.

3.      The Agreement, as modified by this Amendment is hereby ratified and confirmed.

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers effective as of May 1, 2006.

ING FINANCIAL ADVISERS, LLC                                    ING LIFE INSURANCE AND ANNUITY

                                                                                                COMPANY

By:    /s/ Ronald R. Barhorst                           By: ___/s/ Lisa Schwartz Gilarde_____

Name: __Ronald R. Barhorst                         Name: __Lisa Schartz Gilarde_______

Title: ____President_______                          Title: ___Vice President____________

DWS SCUDDER INVESTMENTS SERVICES COMPANY

By:       /s/  Barbara Wizer

Name: Barbara Wizer

Title: President

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SCHEDULE A

to the Services Agreement

as Amended as of May 1, 2006

Fund Name	Class	Fund Code	Nasdaq Symbol	CUSIP Number
DWS Gold and Precious Metals Fund
Class	A	419	SGDAX	23337E105
DWS Mid Cap Growth Fund
Class	INVESTMENT	808	BTCAX	23336Y888
DWS Small Cap Growth Fund
Class	INVESTMENT	821	BTSCX	23336Y813
DWS Lifecycle Long Range Fund
Class	INVESTMENT	812	BTILX	233371202
DWS International Equity Fund
Class	INVESTMENT	820	BTEQX	23336Y409
DWS Equity 500 Index Fund
Class	INVESTMENT	815	BTIEX	23339C305
Cash Management Fund
Class	INSTITUTIONAL	541	BICXX	23339C834

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SCHEDULE C

to the Services Agreement

as Amended as of May 1, 2006

Fund Name	Class	Fund Code	Nasdaq Symbol	CUSIP Number	Admin. Fee Rate (per annum)
DWS Gold and Precious Metals Fund
Class	A	419	SGDAX	23337E105	__ bps
DWS Mid Cap Growth Fund - Investment Class
Class	INVESTMENT	808	BTCAX	23336Y888	__ bps
DWS Small Cap Growth Fund
Class	INVESTMENT	821	BTSCX	23336Y813	__ bps
DWS Lifecycle Long Range Fund
Class	INVESTMENT	812	BTILX	233371202	__ bps
DWS International Equity Fund
Class	INVESTMENT	820	BTEQX	23336Y409	__ bps
DWS Equity 500 Index Fund
Class	INVESTMENT	815	BTIEX	23339C305	__ bps*

The administrative fee payable each month with respect to a Fund shall be an amount equal to the average daily net assets invested in such Fund during the quarter by Plans for which ING Life Insurance and Annuity Company provides administrative services multiplied by the applicable Admin Fee Rate (per annum) indicated above multiplied by a fraction the numerator of which is the number of days in the quarter and the denominator of which is 365.

There will be no administrative fee associated with the Cash Management Fund-Institutional Class.

* The Administrative Fee Rate for DWS Equity 500 Index Fund – Investment Class will be effective as of August 1, 2005.

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